March 20, 1997

                  Mr. Kennedy then stated that the resolutions adopted by the Board of Directors in September 1996, concerning the Board's Retainer Policy for Non-Employee Directors, provide for the issuance of stock certificates. However, New Jersey corporate law also permits the Company to issue noncertificated shares, which reduce costs and simplify record keeping. He therefore suggested that the aforesaid resolutions (including the implementing By-Law amendments) concerning this matter should be amended to permit the use of noncertificated shares.

                  Thereupon, upon motion duly made by Mr. Mann, and seconded by Mr. Kahl, the following resolutions were unanimously adopted:

         RESOLVED:             That the shares  issued  pursuant  to the Board's
         --------              Retainer Policy for Non-Employee Directors may be
                               noncertificated shares, if the affected directors
                               so prefer,  in which case the legend  thereon (as
                               required by a resolution adopted by this Board in
                               September,   1996)  shall  be  reflected  in  the
                               written notices required by law to be issued in lieu of such certificates; and it is

         FURTHER RESOLVED:     That,   effective  January  1,  1997, Article II,
         ----------------      Paragraph  9A of the  By-Laws  of the  Company be
                               amended to read as follows:

                               A. Except with respect to directors whose service as such ceases on or before February 20, 1997, who will continue to receive the previously-effective Director compensation until such time,  each Director who is not a
                                    regular    full-time    employee    of   the
                                    Corporation   or   one   or   more   of  its
                                    subsidiaries, shall be paid an annual fee of
                                    $12,000 in cash and 400 shares of the common
                                    stock of the  Corporation,  payable in equal
                                    quarterly  increments,  in advance (i.e., as
                                    of the first  business day of the  quarter).
                                    There will be proration  of payments  during
                                    quarters  in which  such  Director  has only
                                    partial service. Each such share of stock of
                                    the  Corporation  will  be   nontransferable
                                    until the later of two years from its issuance or six months after such Director's cessation of service.